EXHIBIT 10.14

                 SECOND AMENDMENT TO THE
           US AIRWAYS GROUP, INC. NONEMPLOYEE
            DIRECTOR DEFERRED STOCK UNIT PLAN


          WHEREAS, US Airways Group, Inc. (the "Company") maintains the US Airways Group, Inc. Nonemployee Director
Deferred Stock Unit Plan (the "Plan"); and

          WHEREAS, Section 7 of the Plan provides that the Board of Directors of the Company (the "Board") may amend the Plan from time to time, subject to the limita-tions therein, and

          WHEREAS, the Company desires to amend the Plan as provided herein.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             The first three (3) sentences of Section
5(c) of the Plan are hereby amended in their entirety to read as follows:

          On the February 1st immediately following the termination of service of an Eligible Director, the Eligible Director shall receive a lump sum cash payment equal to the product of (i) the average of the Fair Market Value of a share of Stock for the five business days immediately preceding such February 1st and (ii) the number of nonforfeitable Deferred Stock Units then credited to such Eligible Director's account.
          Notwithstanding the foregoing, an Eligible
          Director may elect to receive the distribution with respect to his or her account in a number of annual installments commencing on the February 1st immediately following the termination of service of such Eligible
          Director, the number of such annual
          installments to be elected by the Eligible
          Director, but in no event to exceed four. In the event an Eligible Director makes such an election, the amount of each such installment shall be determined based upon the average of the Fair Market Value of a share of Stock for the five business days immediately preceding the date such installment payment is made. Any election by an Eligible Director to receive distribution with respect to his or her account in annual installments and with respect to the number of such installments may be made or changed at any time without limitation provided, however, that any such election (and any modification or revocation of any such election) shall not be given effect unless made at least forty-five days prior to the Eligible
          Director's termination of service.

     This Second Amendment shall be effective as of March
17, 1999, the date of its adoption by the Board.